As filed with the Securities and Exchange Commission on August 28, 2006 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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NEUROLOGIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1582875 (I.R.S. Employer Identification Number)

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One Bridge Plaza Fort Lee, New Jersey 07024 (Address of Principal Executive Offices)

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2000 Stock Option Plan

(Full Title of the Plan)

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Marc L. Panoff Neurologix, Inc. One Bridge Plaza Fort Lee, New Jersey 07024 (201)-592-6451 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)
With copy to: Stephen M Banker, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-2760

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CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Stock Option Plan	Common stock, par value $0.001	1,233,185 (1)	$1.49 (2)	$1,837,445.65	$196.60
2000 Stock Option Plan	Common stock, par value $0.001	2,426,815 (3)	$1.55 (4)	$3,761,563.25	$402.49
TOTAL		3,660,000		$5,599,008.90	$599.09

(1)	Represents the number of options available to be issued under the 2000 Stock Option Plan.
(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the bid and asked prices for common stock of Neurologix, Inc. as reported on the Over-the-Counter Bulletin Board on August 23, 2006.

(3)	Represents the number of shares of common stock issuable upon exercise of outstanding options under the 2000 Stock Option Plan.
(4)

Computed in accordance with Rule 457(h) under the Securities Act, based on the weighted average exercise price of $1.55 per share covering 2,426,815 options outstanding under the 2000 Stock Option Plan.

This Registration Statement is being filed to register 3,660,000 shares of common stock, par value $0.001 per share (the "Common Stock"), pursuant to the 2000 Stock Option Plan (the "Plan") of Neurologix, Inc., a Delaware corporation (the "Company"). The Plan was approved by the Company's Board of Directors on March 28, 2000 and by the Company's stockholders at the Annual Meeting of Stockholders held on September 12, 2000. The Plan was amended by the Board of Directors and the stockholders in 2006 to increase the number of available shares from 1,300,000 to 3,800,000.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in Part I of form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

(1)         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

(2)         The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2006 and June 30, 2006.

(3)         The Company's Current Reports on Form 8-K filed with the Commission on August 14, 2006, August 7, 2006, July 20, 2006, July 13, 2006, May 15, 2006, May 11, 2006, March 31, 2006 and January 26, 2006.

(4)         The description of the Company's Common Stock included in the Company's Registration Statement on Form S-18 filed on December 2, 1981.

(5)         The description of certain amendments to the Company's Restated Certificate of Incorporation included in the Company's Proxy Statement on Schedule 14A filed August 11, 2000.

(6)         The description of certain amendments to the Company's Restated Certificate of Incorporation included in the Prospectus filed by the Company pursuant to Section 424(b)(3) of the Securities Act on January 13, 2004.

(7)         The description of certain amendments to the Company's Restated Certificate of Incorporation included in the Information Statement on Schedule 14C filed by the Company on August 9, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, has rendered an opinion as to the legality of the Common Stock being registered pursuant to this Registration Statement. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Article X of the Company's Amended and Restated By-Laws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 102 of the Delaware General Corporation Law authorizes a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty under certain circumstances. Pursuant to such section, Section 7 of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits.

See Exhibit Index below.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lee, State of New Jersey, as of this 28th day of August, 2006.

NEUROLOGIX, INC.

By:	/s/ John E. Mordock ______________
John E. Mordock

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John E. Mordock and Marc L. Panoff and each of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ John E. Mordock
Dated: August 28, 2006	John E. Mordock President, Chief Executive Officer and Director

/s/ Marc L. Panoff
Dated: August 28, 2006	Marc L. Panoff Chief Financial Officer, Secretary and Treasurer

Dated: August 28, 2006	/s/ Martin J. Kaplitt
Martin J. Kaplitt Director

Dated: August 28, 2006	/s/ Clark A. Johnson
Clark A. Johnson Director

Dated: August 28, 2006	/s/ Craig J. Nickels
Craig J. Nickels Director

Dated: August 28, 2006	/s/ Austin M. Long, III
Austin M. Long, III Director

Dated: August 28, 2006	/s/ Jeffrey B. Reich
Jeffrey B. Reich Director

Dated: August 28, 2006	/s/ Michael Sorell
Michael Sorell Director

Dated: August 28, 2006	/s/ Elliott H. Singer
Elliott H. Singer Director

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1

Registration Rights Agreement by and among Arinco Computer Systems Inc., Pangea Internet Advisors LLC and the persons party to the Securities Purchase Agreement, dated as of March 28, 2000 (filed as an exhibit to the Registrant’s Report on Form 8 K dated March 28, 2000 and incorporated herein by reference).

4.2

Registration Rights Agreement, dated as of February 4, 2005, by and among Neurologix, Inc, Merlin Biomed Long Term Appreciation Fund LP and Merlin Biomed Offshore Master Fund LP (filed as an exhibit to the Registrant’s Report on Form 8-K, dated February 10, 2005 and incorporated herein by reference).

4.3

Registration Rights Agreement, dated as of April 27, 2005, by and among Neurologix, Inc. and Medtronic International, Ltd. (filed as an exhibit to the Registrant’s Current Report on Form 8-K, dated May 2, 2005, and incorporated herein by reference).

4.4

Section 3.9 of the Subscription Agreement, dated as of May 10, 2006, by and between Neurologix, Inc., General Electric Pension Trust, the DaimlerChrysler Corporation Master Retirement Trust, ProMed Partners, LP, ProMed Partners II, LP, ProMed Offshore Fund Ltd., ProMed Offshore Fund II, Ltd., Paul Scharfer and David B. Musket (filed as an exhibit to the Registrant’s Current Report on Form 8-K, dated May 11, 2006, and incorporated herein by reference).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the securities offered hereby.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part Exhibit 5.1 hereto).

23.2	Consent of J.H. Cohn LLP.

24.1	Power of Attorney (included on signature page herein).

2